Exhibit 99.1

Digimarc Reports Second Quarter 2015 Financial Results

Beaverton, Ore. — July 22, 2015 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2015.

Revenue for the second quarter of 2015 totaled $5.8 million compared to revenue of $5.7 million in the same quarter a year-ago. The increase in revenue was due to growth in service and subscription revenue, partially offset by lower license revenue related to the end of the quarterly royalty payments from Verance Corporation in the fourth quarter of 2014.

Operating expenses for the second quarter of 2015 decreased 9% to $7.4 million from $8.2 million the same quarter a year-ago. The decrease was due to lower spending in research and development, partially offset by higher investment in sales and marketing as the company is focused on market development and delivery for Digimarc Discover and Barcode. Legal and third-party consulting costs were also lower during the second quarter of 2015.

Operating loss for the second quarter of 2015 totaled $4.0 million compared to an operating loss of $4.5 million in the same quarter a year-ago. The improvement was largely due to lower operating expenses.

Net loss for the second quarter of 2015 totaled $4.0 million or $(0.50) per diluted share, compared to a net loss of $2.7 million or $(0.38) per diluted share in the second quarter of 2014. The larger net loss was due to income tax benefits recognized during the second quarter of last year.

Cash, cash equivalents and marketable securities totaled $34.0 million at June 30, 2015, compared to $37.1 million at March 31, 2015.

Conference Call

Digimarc will hold a conference call later today (Wednesday, July 22, 2015) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-634-1493

Conference ID: 27179682

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is the inventor of the Digimarc Barcode. The Digimarc Barcode enables industrial scanners, smartphones, tablets, and other computer interfaces to reliably, efficiently and economically identify traditional barcoded items, along with many other media objects. Digimarc Barcodes are imperceptible to humans and do all that visible barcodes do, but even better, and can be applied to virtually all forms of media. These remarkable capabilities have allowed Digimarc and its business partners to supply a wide range of patented consumer engagement, media management, and security solutions across multiple consumer and government industry sectors. Digimarc owns an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally. Digimarc develops and delivers solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information and the latest news, please visit www.digimarc.com and follow us on Twitter @DigimarcCorp.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding increases in service and subscription revenue, decreased spending for research and development, increased investments in market development and delivery initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2014 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenue:
Service	$3,235	$2,716	$6,736	$5,704
Subscription	1,670	1,496	3,386	2,908
License	893	1,451	1,665	4,256

Total revenue	5,798	5,663	11,787	12,868
Cost of revenue:
Service	1,497	1,169	3,075	2,583
Subscription	866	699	1,620	1,348
License	86	84	170	167

Total cost of revenue	2,449	1,952	4,865	4,098
Gross profit:
Service	1,738	1,547	3,661	3,121
Subscription	804	797	1,766	1,560
License	807	1,367	1,495	4,089

Total gross profit	3,349	3,711	6,922	8,770
Gross margin:
Service	54%	57%	54%	55%
Subscription	48%	53%	52%	54%
License	90%	94%	90%	96%
Percentage of gross profit to total revenue	58%	66%	59%	68%
Operating expenses:
Sales and marketing	2,098	2,052	4,188	3,931
Research, development and engineering	3,025	3,404	6,109	6,950
General and administrative	1,980	2,326	4,186	4,747
Intellectual property	291	387	658	921

Total operating expenses	7,394	8,169	15,141	16,549
Operating loss	(4,045)	(4,458)	(8,219)	(7,779)
Other income, net	32	21	55	48

Loss before income taxes	(4,013)	(4,437)	(8,164)	(7,731)
Benefit for income taxes	1	1,757	2	3,065

Net loss	$(4,012)	$(2,680)	$(8,162)	$(4,666)

Earnings (loss) per common share:
Loss per common share - basic	$(0.50)	$(0.38)	$(1.02)	$(0.68)
Loss per common share - diluted	$(0.50)	$(0.38)	$(1.02)	$(0.68)
Weighted average common shares outstanding - basic	8,029	7,113	7,995	7,057
Weighted average common shares outstanding - diluted	8,029	7,113	7,995	7,057
Cash dividends declared per common share:	$—	$0.11	$—	$0.22

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents (1)	$4,047	$6,122
Marketable securities (1)	29,999	32,201
Trade accounts receivable, net	3,020	4,545
Other current assets	2,575	2,611

Total current assets	39,641	45,479
Marketable securities (1)	—	749
Property and equipment, net	2,786	2,976
Intangibles, net	6,728	6,720
Goodwill	1,114	1,114
Other assets	304	378

Total assets	$50,573	$57,416

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,387	$1,379
Deferred revenue	2,290	3,660

Total current liabilities	3,677	5,039
Deferred rent and other long-term liabilities	219	203

Total liabilities	3,896	5,242
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	9	8
Additional paid-in capital	62,886	60,222
Accumulated deficit	(16,268)	(8,106)

Total shareholders’ equity	46,677	52,174

Total liabilities and shareholders’ equity	$50,573	$57,416

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $34,046 and $39,072 at June 30, 2015 and December 31, 2014, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six-Month Information
	June 30,	June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(8,162)	$(4,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	604	459
Amortization and write-off of intangibles	520	606
Changes in allowance for doubtful accounts	16	(17)
Stock-based compensation	2,480	2,631
Deferred income taxes	—	(1,621)
Changes in operating assets and liabilities:
Trade accounts receivable	1,509	2,164
Other current assets	36	(1,412)
Other assets	74	84
Accounts payable and other accrued liabilities	(160)	(291)
Deferred revenue	(1,285)	(1,984)

Net cash used in operating activities	(4,368)	(4,047)
Cash flows from investing activities:
Purchase of property and equipment	(324)	(579)
Capitalized patent costs	(428)	(561)
Maturity of marketable securities	39,144	32,376
Purchase of marketable securities	(36,193)	(25,810)

Net cash provided by investing activities	2,199	5,426
Cash flows from financing activities:
Exercise of stock options	1,129	1,176
Purchase of common stock	(1,035)	(1,440)
Cash dividends paid	—	(1,654)

Net cash provided by (used in) financing activities	94	(1,918)
Net decrease in cash and cash equivalents (2)	$(2,075)	$(539)

Cash, cash equivalents and marketable securities at beginning of period	39,072	34,964
Cash, cash equivalents and marketable securities at end of period	34,046	27,859

(2) Net decrease in cash, cash equivalents and marketable securities	$(5,026)	$(7,105)

###